EXHIBIT 99.1

This statement on Form 3 is filed jointly by each of the undersigned. The principal business address of each of the reporting persons is is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: OAKTREE CAPITAL MANAGEMENT, L.P.
Date of Event Requiring Statement: December 31, 2018
Issuer Name: Infrastructure and Energy Alternatives, Inc. [IEA]

    OAKTREE CAPITAL MANAGEMENT, L.P.

    By:    /s/ Jamie Toothman
    Name:    Jamie Toothman
    Title:    Senior Vice President

    OCM FIE, LLC

    By:    /s/ Jamie Toothman
    Name:    Jamie Toothman
    Title:    Authorized Signatory

    OAKTREE HOLDINGS, INC.

    By:    /s/ Jamie Toothman
    Name:    Jamie Toothman
    Title:    Authorized Signatory